Exhibit 10.1

NINTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Loan and Security Agreement is entered into as of September 30, 2014 (the “Amendment”), by and between AVIDBANK CORPORATE FINANCE, a division of AVIDBANK (“Bank”), and USA TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 21, 2012 and that certain First Amendment to Loan and Security Agreement dated as of January 1, 2013, that certain Second Amendment to Loan & Security Agreement dated as of April 2, 2013, that certain Third Amendment to Loan and Security Agreement dated as of April 11, 2013, that certain Fourth Amendment to Loan and Security Agreement dated as of April 29, 2013, that certain Fifth Amendment to Loan and Security Agreement dated as of September 26, 2013, that certain Sixth Amendment to Loan and Security Agreement dated as of May 15, 2014, that certain Seventh Amendment to Loan and Security Agreement is entered into as of June 17, 2014 and that certain Eighth Amendment to Loan and Security Agreement is entered into as of June 30, 2014 (collectively, the “Agreement”). Borrower and Bank desire to amend the Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.                   Notwithstanding the definition of Adjusted EBITDA set forth in Section 1.1 of the Agreement, for the period ending September 30, 2014, “Adjusted EBITDA” shall mean net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, one-time expenses, rent/lease expense pursuant to Sale/Leaseback Transactions, and change in fair value of warrant liabilities and stock based compensation expenses.

2.                   Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3.                   Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

4.                   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

5.                   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

      (a)             this Amendment, duly executed by Borrower; and

      (b)             payment of an amendment fee equal to $1,000, plus payment of all Bank Expenses incurred by Bank through the date hereof.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

USA TECHNOLOGIES, INC. By: /s/ David M. DeMedio Title: Chief Financial Officer AVIDBANK CORPORATE FINANCE, a division of AVIDBANK By: /s/ Jeffrey Javier Title: Senior Vice President